Exhibit 10.2

PLEDGE AGREEMENT

[Related to Trustreet Properties, Inc. Credit Agreement dated April 8, 2005]

THIS PLEDGE AGREEMENT, dated as of April 8, 2005 (this “Pledge Agreement”) is made by the parties listed on the signature pages hereto (each individually a “Pledgor” and collectively, the “Pledgors”) in favor of Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and any Affiliate of any Lender which is, as of the applicable date of determination, a party to any Guaranteed Swap Contract (in each case, as defined in the Credit Agreement described below) (collectively, the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lenders and any such Affiliate of any Lender which is a party to any Guaranteed Swap Contract shall be referred to herein as the “Secured Parties” and each, individually, may be referred to as a “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) among Trustreet Properties, Inc., a Maryland corporation (the “Borrower”), the Guarantors party thereto, the Lenders, the Administrative Agent, the L/C Issuer identified therein, the Swing Line Lender identified therein and the Arranger identified therein, the Secured Parties have agreed to make Loans and certain other extensions of credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Secured Parties to make their respective Loans and other extensions of credit under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement and the following terms which are defined in the Uniform Commercial Code (the “UCC”) in effect in the State of New York on the date hereof are used herein as so defined: Control, Entitlement Order, Securities Account, Security Entitlement, and Securities Intermediary. For purposes of this Pledge Agreement, the term “Lender” shall include any Affiliate of any Lender which has entered into a Guaranteed Swap Contract.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Capital Stock. 100% of the issued and outstanding Capital Stock owned by such Pledgor of each Borrowing Base Entity (a list of such Borrowing Base Entities and the Capital Stock thereof owned by the respective Pledgors as of the Closing Date is set forth on Schedule 2(a) attached hereto) together with the certificates (or other agreements or instruments), if any, representing such Capital Stock and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Sections 2(b) and 2(c) below, the “Pledged Capital Stock”), including, but not limited to, the following:

(A) all shares, securities, partnership interests, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, the Capital Stock (in the applicable percentage specified in Section 2(a) above) of the successor entity formed by or resulting from such consolidation or merger.

(b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that each Pledgor may from time to time hereafter deliver additional shares of Capital Stock to the Administrative Agent as collateral security for the Pledgor Obligations. Upon delivery to the Administrative Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Pledgor Obligations”):

(a) The prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Pledge Agreement and the other Loan Documents to which the Borrower is a party;

(b) Subject to clause (c) of Section 26 hereof, the prompt performance and observance by each Guarantor of all of its obligations under the Credit Agreement, this Pledge Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Article IV of the Credit Agreement and each Pledgor’s obligations under this Pledge Agreement; and

(c) All other indebtedness, liabilities, obligations and expenses of any kind or nature owing from any Loan Party to any Secured Party in connection with (i) this Pledge Agreement or any other Loan Document, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions of any of the foregoing, (ii) collecting and enforcing the Obligations and (iii) all liabilities and obligations owing from any Loan Party to any Secured Party.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Each Pledgor hereby agrees that:

(a) Delivery of Certificates. Each Pledgor shall deliver to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor in favor of the Administrative Agent pursuant hereto (and for the benefit of the Secured Parties). All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b) Additional Securities. If such Pledgor shall receive by virtue of its being, becoming or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, such Pledgor shall receive such certificate, instrument, option, right or distribution in trust in favor of the Administrative Agent (for the benefit of the Secured Parties), shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

(c) Financing Statements. Pledgor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law or reasonably required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Pledge Agreement.

(d) Provisions Relating to Security Entitlements and Securities Accounts. With respect to any Pledged Collateral consisting of a Security Entitlement or held in a Securities Account, (i) the applicable Pledgor and the applicable Securities Intermediary shall enter into an agreement with the Administrative Agent granting Control to the Administrative Agent over such Pledged Collateral, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall be entitled, upon the occurrence and during the continuance of a Default or an Event of Default, to notify the applicable Securities Intermediary that it should follow the Entitlement Orders of the Administrative Agent and no longer follow the Entitlement Orders of the applicable Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate any such Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (A) transferred to a new Securities Account which is subject to a control agreement as provided above or (B) transferred to an account held by the Administrative Agent (in which it will be held until a new Securities Account is established).

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Pledgor Obligations remain outstanding (other than any such obligations which by the terms thereof are stated to survive termination of the Loan Documents) or any Loan Document is in effect:

(a) Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and, with respect any Pledged Capital Stock consisting of stock of a corporation, nonassessable and is not subject to the preemptive rights of any Person. All other shares of Capital Stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and, with respect any Pledged Capital Stock consisting of stock of a corporation, nonassessable and not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the holder of record and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens of the type described in Sections 8.01(c) or (h) of the Credit Agreement. There exists no “adverse claim” within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) with respect to the Pledged Capital Stock of such Pledgor.

(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any applicable law or governmental regulation or any Material Contractual Obligation binding on or affecting a Pledgor or any of its property.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Capital Stock, in any case that has not been made or obtained by the applicable Pledgor, is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent (on behalf of the Secured Parties) of its rights and remedies hereunder (except as may be required by Laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Pledged Collateral. The

taking possession by the Administrative Agent of the certificates, if any, representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all certificated Pledged Capital Stock and such certificates and instruments and, upon the filing of UCC financing statements in the appropriate filing office in the location of each Pledgor’s state of formation, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of a Security Entitlement or held in a Securities Account, upon execution and delivery by the applicable Pledgor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting Control to the Administrative Agent over such Pledged Collateral, the Administrative Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect each security interest granted hereby

(f) No Other Capital Stock. As of the Closing Date, no Pledgor owns any Capital Stock of any Borrowing Base Entity other than as set forth on Schedule 2(a) attached hereto.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent, none of the Pledged Capital Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a “security” or a “financial asset” as such terms are defined in Article 8 of the UCC.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Pledgor Obligations remain outstanding (other than any such obligations which by the terms thereof are stated to survive termination of the Loan Documents) or any Loan Document is in effect, such Pledgor shall:

(a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Capital Stock of such Pledgor to mark its books and records) to reflect the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Pledge Agreement.

(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens other than Permitted Liens of the type described in Sections 8.01(c) or (h) of the Credit Agreement, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, the authorization to file UCC financing statements and any and all action necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Capital Stock); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(d) Amendments; Modifications; Changes in Corporate Status. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement and not cause or permit without the prior written consent of the Administrative Agent any change in the organizational documents, name or corporate status or jurisdiction of organization of such Pledgor that could reasonably be expected to, in any manner, cause any security interest granted herein or any filing made in connection herewith to lapse, terminate or otherwise become ineffective (whether immediately or as a result of the passage of time) with respect to any of the Pledged Collateral; provided, however, that the Administrative Agent shall grant such consent upon 30 days advance request and each Pledgor’s compliance with Section 6(c), as applicable, to Administrative Agent’s reasonable satisfaction.

7. Performance of Obligations and Advances by Administrative Agent or Lenders. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may, upon the occurrence and during the continuation of an Event of Default, at its sole option and in its reasonable discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate specified in the Credit Agreement for Loans that are Base Rate Term Loans. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Loan Documents or any Guaranteed Swap Contract. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Events of Default. The occurrence of an event which under the Credit Agreement or any other Loan Document would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent (on behalf of the Secured Parties) shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the Loan Documents, in any Guaranteed Swap Contract or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed postage prepaid to such Pledgor in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or other Secured Parties are legally entitled in respect of the Pledgor Obligations, the Pledgors shall remain jointly and severally liable for such deficiency, together with interest, costs of collection, attorneys’ fees and such other amounts, in each case as are provided for in the Credit Agreement. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

10. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

(x) to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Capital Stock of such Pledgor into the name of the Administrative Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Capital Stock of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Pledgor Obligations remain outstanding (other than any such obligations which by the terms thereof are stated to survive termination of the Loan Documents) or any Loan Document is in effect. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence, willful misconduct or breach in bad faith of its obligations under this Pledge Agreement or any other Loan Document. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time in connection with its resignation and replacement as Administrative Agent under Section 10.03 of the Credit Agreement assign the Pledgor Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each of the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Administrative Agent shall be relieved of all responsibility for such Pledged Collateral upon surrendering it or tendering the surrender of it to such Pledgor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law until receipt by a Pledgor of written notice from the Administrative Agent, such Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) Upon the occurrence and during the continuance of an Event of Default and, provided that all Loan Parties have satisfied their obligation to notify the Administrative Agent of all Events of Default, following receipt by a Pledgor of written notice from the Administrative Agent, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights which right shall revert to and vest in the applicable Pledgor upon the waiver or cure of all such Events of Default, and such Pledgor shall thereafter have the sole right to exercise such voting and other consensual rights subject to the terms of this clause (d).

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, until receipt by a Pledgor of written notice from the Administrative Agent, such Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default and, provided that all Loan Parties have satisfied their obligation to notify the Administrative Agent of all Events of Default, following receipt by a Pledgor of written notice from the Administrative Agent:

         (A) all rights of such Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments, which right shall revert to and vest in the applicable Pledgor upon the waiver or cure of all such Events of Default, and such Pledgor shall thereafter have the sole right to receive such dividends, distributions and interest payments, subject to the terms of this clause (e); and

         (B) all dividends, distributions and interest payments which are received by such Pledgor contrary to the provisions of subsection (A) of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

(f) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

11. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders (on behalf of the Secured Parties).

12. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Pledgor Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in accordance with Section 9.03 of the Credit Agreement.

13. Costs and Expenses. At all times hereafter, the Pledgors agree to promptly pay upon demand any and all reasonable costs and expenses of the Administrative Agent and each of the Secured Parties, (a) as required under Section 11.04 of the Credit Agreement and (b) as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral. All of the foregoing costs and expenses shall constitute Pledgor Obligations hereunder.

14. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledgor Obligations remain outstanding (other than any such obligations which by the terms thereof are stated to survive termination of the Loan Documents) or any Loan Document is in effect. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Pledgors, (i) return all certificates representing the Pledged Capital Stock, all other certificates and instruments constituting Pledged Collateral and all instruments of transfer or assignment which have been delivered to the Administrative Agent pursuant to this Pledge Agreement and (ii) forthwith release all of its liens and security interests hereunder and shall authorize and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent on behalf of the Secured Parties in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations in the manner provided in Section 4.03 of the Credit Agreement.

15. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent (on behalf of the Secured Parties) hereunder, to the benefit of the Secured Parties and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent and each the Secured Parties, and their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence, willful misconduct or breach in bad faith of its obligations under this Pledge Agreement or any other Loan Document of the Administrative Agent, or such Lender, or its officers, employees or agents.

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.02 of the Credit Agreement.

18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

20. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the State of North Carolina sitting in Mecklenburg County or of the United States for either the Western District of North Carolina and, by execution and delivery of this Pledge Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Pledgor further irrevocably consents to the service of process in the manner provided for notices pursuant to Section 11.02 of the Credit Agreement and in any other manner permitted by applicable law. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

(b) To the fullest extent permitted by applicable law, each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement and the other Loan Documents or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents, the delivery of the Notes and the making of the Loans.

25. Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent (on behalf of the Secured Parties) shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent (on behalf of the Secured Parties) has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent (on behalf of the Secured Parties) shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights (on behalf of the Secured Parties) or the Pledgor Obligations under this Pledge Agreement, under any other of the Loan Documents or under any Guaranteed Swap Contract.

26. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement, the other Loan Documents and the Guaranteed Swap Contracts, it being the intention of the parties hereto that all the Pledgor Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, or in any Guaranteed Swap Contract, the obligations of each Pledgor hereunder shall be limited to an aggregate amount equal to the largest amount that would render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	CNL RESTAURANT INVESTMENTS, INC.

	By:	//s// STEVEN D. SHACKELFORD
	Name:	Steven D. Shackelford
	Title:	Secretary

CNL APF GP CORP.

	By:	//s// STEVEN D. SHACKELFORD
	Name:	Steven D. Shackelford
	Title:	Secretary

CNL APF PARTNERS, LP

	By:	CNL APF GP CORP., as General Partner

	By:	//s// STEVEN D. SHACKELFORD
	Name:	Steven D. Shackelford
	Title:	Secretary

CNL RESTAURANT CAPITAL CORP.

	By:	//s// STEVEN D. SHACKELFORD
	Name:	Steven D. Shackelford
	Title:	Secretary

USRP HOLDING CORP.

	By:	//s// STEVEN D. SHACKELFORD
	Name:	Steven D. Shackelford
	Title:	Secretary

USRP (SHOPORT) 1, LLC

By:	CNL RESTAURANT CAPITAL CORP., as Manager

By:	//s// STEVEN D. SHACKELFORD
Name:	Steven D. Shackelford
Title:	Secretary

USRP GP8, LLC

By:	CNL APF PARTNERS, LP, as Manager

By: CNL APF GP CORP., as General Partner

By:	//s// STEVEN D. SHACKELFORD
Name:	Steven D. Shackelford
Title:	Secretary

Accepted and agreed as of the date first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	//s// MARK W. LARIVIERE
Name:	Mark W. Lariviere
Title:	Senior Vice President

Schedule 2(a)

to

Pledge Agreement

dated as of                     , 2005 in favor of

Bank of America, N.A.,

as Administrative Agent

PLEDGED CAPITAL STOCK

“GP” refers to a general partnership interest.

“LP” refers to a limited partnership interest.

“Member” refers to a membership interest.

“Shareholder” refers to a shareholder or corporate stock interest.

Pledgor:

Pledgor	Name of Subsidiary Pledged	Number of Shares	Certificate Number	Percentage Ownership and Type		Percentage Pledged
CNL Restaurant Investments, Inc.	CNL APF Partners, LP	N/A	N/A	99.0	%/LP	100%
CNL APF GP Corp.	CNL APF Partners, LP	N/A	N/A	1.0	%/GP	100%
CNL APF Partners, LP	USRP (Katy), L.P.	N/A	N/A	99.0	%/LP	100%
USRP GP 8, LLC	USRP (Katy), L.P.	N/A	N/A	1.0	%/GP	100%
CNL APF Partners, LP	USRP (Gant1), LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	USRP (Gant2), LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	USRP (Minnesota), LLC	N/A	N/A	100%		100%

PLEDGE AGREEMENT

CNL APF Partners, LP	USRP (Jennifer), LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	USRP (Steve), LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	USRP (Molly), LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	USRP (Bob), LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	Real Estate Holdings I, LLC	N/A	N/A	100%		100%
CNL APF Partners, LP	Real Estate Holdings II, LLC	N/A	N/A	100%		100%
CNL Restaurant Capital Corp.	RAI Restaurants, Inc.	N/A	N/A	100%		100%
USRP Holding Corp.	USRP (Hawaii), LLC	N/A	N/A	100%		100%
USRP Holding Corp.	USRP (Sho) 1 L.P.	N/A	N/A	99.99	%/LP	100%
USRP (Shoport) 1, LLC	USRP (Sho) 1 L.P.	N/A	N/A	.01	%/GP	100%

Exhibit 4(a)

to

Pledge Agreement

dated as of                     , 2005 in favor of

Bank of America, N.A.,

as Administrative Agent

Irrevocable Stock Power

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of capital stock of                                                                  , a                              corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                                                           its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:

Name:
Title:
Date:

PLEDGE AGREEMENT